SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 11, 2003


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)


           Arizona                    1-4473                    86-0011170
(State or other jurisdiction       (Commission                (IRS Employer
      of incorporation)            File Number)           Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona          85004
        (Address of principal executive offices)                (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

APS FINANCING APPLICATION

     On March 11, 2003, an Arizona Corporation Commission ("ACC") administrative law judge ("ALJ") recommended approval, subject to certain conditions, of the financing application filed by Arizona Public Service Company ("APS" or the "Company") on September 16, 2002 requesting the ACC to allow APS to borrow up to $500 million and to lend the proceeds to Pinnacle West Energy Corporation ("Pinnacle West Energy") or to Pinnacle West Capital Corporation ("Pinnacle West"); to guarantee up to $500 million of Pinnacle West Energy's or Pinnacle West's debt; or a combination of both, not to exceed $500 million in the aggregate (the "Financing Application"). The parties may file comments on the recommended order no later than March 20, 2003. The ACC has tentatively scheduled a special open meeting on March 27, 2003 to consider this matter.

     Some of the conditions to approval the ALJ recommended were substantially consistent with the conditions recommended by the ACC Staff in its testimony that was filed on December 13, 2002 in connection with the Financing Application. The principal conditions recommended by the ALJ are:

     *    the debt issued by APS should be unsecured;

     * APS should be permitted to loan up to $500 million to Pinnacle West Energy (the "APS Loan"), guarantee up to $500 million of Pinnacle West Energy debt or a combination of both, not to exceed $500 million in the aggregate;

     * the APS Loan should be callable and secured by certain Pinnacle West Energy assets;

     * the APS Loan should bear interest at a rate equal to 264 basis points above the interest rate on APS debt issued and sold on equivalent terms (including, but not limited to, maturity and security);

     * the difference in interest income from the APS Loan and interest expense on the APS debt should be capitalized as a deferred credit and used to offset retail rates in the future, with the deferred credit balance bearing an interest rate of six percent;

     * the APS Loan should have a maturity date of not more than four years, unless otherwise ordered by the ACC;

     * any demonstrable increase in APS' cost of capital as a result of the transaction (such as from a decline in bond rating) should be extracted from future rate cases;

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     *    APS should maintain a common equity ratio of at least forty percent and should not be allowed to pay common dividends if such payment would reduce its common equity below that threshold, unless otherwise waived by the ACC. The ACC would process any waiver request within sixty days, and for this sixty-day period this condition would be suspended. However, this condition, which would be continued indefinitely, would not be permanently waived without an order of the ACC; and,

     * certain waivers of the ACC's affiliated interest rules previously granted to APS and its affiliates should be withdrawn and, during the term of the APS Loan, neither Pinnacle West nor Pinnacle West Energy should reorganize or restructure, acquire or divest assets, or form, buy or sell affiliates, or pledge or otherwise encumber the Pinnacle West Energy assets without prior ACC approval.

     The ALJ also recommended that the ACC Staff should conduct a preliminary investigation into APS and its affiliates' compliance with the retail electric competition and related rules.

     For previous disclosures on the Financing Application and the ACC Staff's recommendations in its testimony related to the Financing Application, see "ACC Applications" in Note 5 of Notes to Condensed Financial Statements in the Company's Report on Form 10-Q for the fiscal quarter ended September 30, 2002, and "Track A Order Matters; Financing Application" in the Company's Report on Form 8-K dated November 15, 2002, which was filed on December 19, 2002.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ARIZONA PUBLIC SERVICE COMPANY
                                        (Registrant)


Dated: March 12, 2003                   By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

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